Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq., hereby certifies as follows:

1.            Name. The name of the limited partnership formed hereby is Ares Sports, Media and Entertainment Opportunities LP (the “Partnership”).

2.            Registered Office; Registered Agent. The address of the Partnership’s registered office in the State of Delaware is c/o United Agent Group Inc., Brandywine Plaza, 1521 Concord Pike, #201, Wilmington, Delaware 19803. The name and address of the Partnership’s registered agent for service of process on the United Agent Group Inc., Brandywine Plaza, 1521 Concord Pike, #201, Wilmington, Delaware 19803.

3.           General Partner. The name and mailing address of the sole general partner of the Partnership is as follows:

Ares SME Management O LP

245 Park Avenue, 44th Floor

New York, New York 10167

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Ares Sports, Media and Entertainment Opportunities LP, as of November 19, 2024.

GENERAL PARTNER:

Ares SME Management O LP

By: Ares SME Management O GP LLC, its general partner

By:	/s/ Matthew Jill
	Name:	Matthew Jill
	Title:	Authorized Signatory